UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) November 17, 2004

                       LEGEND INTERNATIONAL HOLDINGS, INC.
            ------------------ ------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      000-32551               23-3067904
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
   of incorporation)                                         Identification No.)

        580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia   3004
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               (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code 011-613-8532 2860
      --------------------------------------------------------------------

             200 Hamilton Street, #520, Philadelphia, Pennsylvania
                19130 (Former name or former address, if changed
                               since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01         Changes in Control of Registrant

Item 5.02         Election of Directors

         In accordance with a Stock Purchase Agreement dated as of October 25, 2004 (the "Stock Purchase Agreement"), by and among Renika Pty Ltd., an Australian corporation ("Renika"), Michael Tay ("MT") and William Tay ("WT" and together with MT, the "Former Controlling Stockholders"), on November 17, 2004 Renika acquired an aggregate of 9,217,120 shares of common stock of Legend International Holdings, Inc., a Delaware corporation (the "Company") from the Former Controlling Stockholders, representing approximately 88% of the issued and outstanding shares of common stock of the Company. The Former Controlling Stockholders also granted Renika an option to acquire an additional 578,240 shares of Common Stock. The Stock Purchase Agreement required, as a condition of closing, that the Former Controlling Stockholders resign their positions as officers and directors of the Company and appoint Mr. Joseph Gutnick as the President, Treasurer and sole director (the "Director Designee") of the Company, with his appointment as director subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended. As a result, a change of control of the Company has occurred.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LEGEND INTERNATIONAL HOLDINGS, INC.

                                 By: /s/ Joseph Gutnick
                                     -------------------------------------------
                                 Name:    Joseph Gutnick
                                 Title:   President

Date:  November 22, 2004